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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant /  /

    Check the appropriate box:

    / /     Preliminary Proxy Statement
    / /     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
            14a-6(e)(2))
    / /     Definitive Proxy Statement
    /X/     Definitive Additional Materials
    / /     Soliciting Material Pursuant to Section 240.14a-12

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                  TS&W / CLAYMORE TAX-ADVANTAGED BALANCED FUND
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               (Names of Registrant As Specified in its Charters)

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/X/         No Fee Required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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            Act Rule 0-11(a)(2) and identify the filing for which the offsetting
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Dear Shareholder:

As you may know, the Fund has scheduled its annual meeting of shareholders to be held on June 27, 2006 for the purpose of allowing shareholders to consider the proposals set forth below. We are taking this opportunity to briefly describe the matters up for vote and remind you that your vote is very important and that the Fund encourages you to vote your shares.

In order for the proposed transaction between Claymore Advisors, LLC, the Fund's investment adviser, and SMC Fixed Income Management, LP, the proposed sub-adviser, to be consummated, the Fund's shareholders need to vote upon and approve the proposed investment sub-advisory agreement among the Fund, Claymore Advisors, LLC and SMC Fixed Income Management, LP. The transaction is described in detail in the Fund's Proxy Statement, which has been distributed to shareholders. The Fund's shareholders are also being asked to vote on the election of two Class II Trustees.

It is also important to note that the Fund's Board of Trustees unanimously recommends that you vote FOR all proposals described in the proxy statement for the annual meeting.

If you have any questions or need assistance with voting your shares, please call Georgeson Shareholder, the Fund's proxy solicitor, toll-free at 866-695-6070 or Claymore Advisors, LLC, the Fund's investment adviser, toll-free at 866-882-0688. Your vote is very important regardless of the number of shares you own.


Nicholas Dalmaso, Chief Legal and Executive Officer
TS&W / Claymore Tax-Advantaged Balanced Fund